Exhibit 5.2
2 December 2008

ABN 47 702 595 758
Level 37
QV.1 Building
Apache Corporation	250 St Georges Terrace
2000 Post Oak Boulevard, Suite 100	Perth WA 6000
Houston Texas 77056-4400	Australia
UNITED STATES OF	T +61 8 9488 3700
AMERICA	F +61 8 9488 3701

Correspondence
GPO Box Z5313
Perth WA 6831
Australia
DX 156 Perth

www.aar.com.au
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Dear Ladies and Gentlemen
Form S-3 Registration Statement
We have been engaged to act as Australian legal adviser to Apache Corporation (the Company) in connection with the preparation of a Registration Statement dated on or about the date of this letter on Form S3 (the Registration Statement) under the Securities Act of 1933, as amended (the Securities Act), relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein and one or more supplements to such prospectus of, among other securities, certain debt securities of Apache Finance Australia Pty Ltd ACN 104 261 261 (the Apache Australia Securities), a proprietary company with limited liability organized under the laws of the Australian Capital Territory, Australia (Apache Australia), and certain debt securities of Apache Finance Pty Ltd ACN 080 571 900 (the Apache Finance Securities and together with the Apache Australia Securities, the Securities), a proprietary company with limited liability organized under the laws of the Australian Capital Territory, Australia (Apache Finance and together with Apache Australia, the Issuers). The Securities issued by the Issuers will be guaranteed by the Company pursuant to a guarantee provided for as described in the Registration Statement.
We have examined the Registration Statement (to the extent it relates to the Issuers) which is to be filed with the Securities and Exchange Commission, the Constitution of Apache Australia, the Constitution of Apache Finance, a pro forma draft minute of written resolutions of the Board of Directors of Apache Australia, with respect to the offering of the Apache Australia Securities (the Apache Australia Resolutions) and a pro forma draft minute of written resolutions of the Board of Directors of Apache Finance, with respect to the offering of the Apache Finance Securities (the Apache Finance Resolutions, and together with the Apache Australia Resolutions, the Resolutions). We have also examined such other documents and instruments and made such searches of the published records of the Australian Securities and Investments Commission as we have deemed necessary or appropriate for the expression of the opinion contained herein.

Apache Corporation
1. Assumptions
For purposes of giving this opinion, we have assumed the following:
(a)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies (including, without limitation, the Constitutions for each of Apache Australia and Apache Finance) and the due completion and execution of all documents submitted to us in draft form, in the same form as the draft submitted;

(b)	all documents incidental to or contemplated by those documents will be duly executed and delivered in a timely manner in accordance with all applicable legal requirements relevant to them;

(c)	such documents in (a) and (b) are within, or upon their execution and delivery will be within, the capacity and powers of, and have been or will have been validly authorized, executed and delivered by and are or will be binding on, the parties to them, other than the Issuers;

(d)	insofar as any obligation under any such document in (a) and (b) is to be performed in any jurisdiction other than the Commonwealth of Australia, its performance will be legal and enforceable under the law of that jurisdiction;

(e)	each such document in (a) and (b) constitutes or will on execution constitute legal, valid and binding obligations of the parties under the laws of the State of New York enforceable in competent courts of that jurisdiction;

(f)	formalities for execution by each party, other than the Issuers, required by the law of execution of the relevant document in (a) and (b) have been or will be complied with;

(g)	the Apache Australia Resolutions sighted by us continue in full force and effect and have not by subsequent resolution (prior to the execution by Apache Australia of any relevant documents referred to in (a) and (b)) been countermanded or negated;

(h)	the Apache Finance Resolutions sighted by us continue in full force and effect and have not by subsequent resolution (prior to the execution by Apache Finance of any relevant documents referred to in (a) and (b)) been countermanded or negated;

(i)	the documents referred to in the Registration Statement pursuant to which the Securities are issued contain no provisions, not otherwise described in the Registration Statement, which may render this opinion incorrect; and

(j)	the issue of the Securities is for a proper purpose in the best interests of each of the Issuers or the Company (as the holding company of the Issuers).
We are not aware of any information to lead us to the belief that these assumptions are not correct.
2. Opinion
Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that, under the current laws of the Australian Capital Territory, Australia and the Commonwealth of Australia, being the jurisdictions applicable to the place of organization of the Issuers:
(a)	the Issuers have the corporate power and authority to register the Securities; and

Apache Corporation
(b)	with respect to any series of Securities issued by the Issuers, when (a) appropriate action has been taken by the Issuer to authorize the issuance of the Securities, (b) such Securities have been duly executed, authenticated and delivered, and (c) such Securities are offered, issued and sold as contemplated in the Registration Statement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefore provided therein, such Securities will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.
3. Qualifications
Our opinion is qualified as follows:
(a)	Our opinion is limited solely to the laws applying in the Australian Capital Territory, Australia and the Commonwealth of Australia as in force at the date of this opinion and we express no opinion herein concerning the laws of any other jurisdiction.

(b)	Our opinion is limited to the extent of the authority granted to each Issuer under its respective Resolutions.

(c)	Our opinion is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar law affecting creditors’ rights or debtors’ obligations generally and to general equity principles, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the legality and binding nature of obligation or agreements generally.

(d)	We have relied on a search of public records of the Australian Securities and Investments Commission on 2 December 2008. We note that records disclosed by such search may not be complete or up to date.

(e)	Our opinion is rendered solely for your benefit in connection with the transactions contemplated in the Registration Statement. Our opinion may not be used or relied on by any third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except that Andrews Kurth LLP may rely on this letter and the opinion expressed in this letter in issuing its opinion regarding the legal, valid and binding nature of the Securities as if it were named as addressee of this letter.

(f)	Other than with respect to the corporate power and authority of the Issuers as aforesaid, we express no opinion whatsoever as to the correctness, validity, enforceability or legal compliance of the Registration Statement, or any documents, transactions, agreements or arrangements referred to in, or contemplated by, the Registration Statement.
4. Consent
We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Apache Corporation
Yours faithfully
/s/ Allens Arthur Robinson
Andrew Pascoe
Partner
Andrew.Pascoe@aar.com.au
T +61 8 9488 3741